Exhibit 3.4

AMENDED AND RESTATED BYLAWS
OF
APRIA HEALTHCARE GROUP INC.,
A DELAWARE CORPORATION

(AS AMENDED THROUGH MARCH 1, 2006)

ARTICLE I
OFFICES

        SECTION 1.1   Registered Office.   The registered office of this Corporation shall be in the City of Wilmington, County of New Castle, Delaware and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the “Board”).

        SECTION 1.2   Principal Office.   The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

        SECTION 1.3   Other Offices.   The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        SECTION 2.1   Time and Place of Meetings.   Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        SECTION 2.2   Annual Meetings of Stockholders.   The annual meeting of stockholders shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as is properly brought before the meeting in accordance with these Bylaws. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, (iii) brought before the meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, or (iv) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. Subject to the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, to be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred fifty (150) days prior to the meeting; provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2.2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2.2, and if he or she should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

        SECTION 2.3   Special Meetings.   Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, and shall be called by the Chairman or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        SECTION 2.4   Stockholder Lists.   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        SECTION 2.5   Notice of Meetings.   Notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 2.6   Quorum and Adjournment.   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

        SECTION 2.7   Voting.   In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be by voice or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

        SECTION 2.8   Proxies.   Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

        SECTION 2.9   Inspectors of Election.   The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation or the Chairman of the meeting shall appoint one or more alternate inspectors to replace any inspector who fails to act. Each inspector, before undertaking his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. Each inspector shall perform his or her duties and shall make all determinations in accordance with the Delaware General Corporation Law including, without limitation, Section 231 of the Delaware General Corporation Law. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise. The appointment of inspectors of election shall be in the discretion of the Board except that so long as the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, appointment of inspectors shall be obligatory.

ARTICLE III
DIRECTORS

        SECTION 3.1   Powers.   The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any meeting of stockholders including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

        SECTION 3.2   Number, Election and Tenure.   The number of directors shall be nine until changed by resolution adopted by the Board. At each annual meeting of stockholders, all directors shall be elected to hold office until the next annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation. No decrease in the number of directors shall shorten the term of any incumbent director.

        SECTION 3.3   Nominations for Election as Director.   The power to nominate persons to serve on the Board shall be vested in the Board or a Committee of the Board duly established for that purpose. In addition, the Board may from time to time establish a procedure by which stockholders may nominate persons for election as directors of the Corporation, which procedure, if established, subject to any contrary requirements of applicable law, shall constitute the exclusive means by which stockholders may make such nominations.

        SECTION 3.4   Meetings.   The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

        SECTION 3.5   Annual Meeting.   The Board shall meet as soon as practicable after each annual election of directors.

        SECTION 3.6   Regular Meetings.   Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be determined by resolution of the Board.

        SECTION 3.7   Special Meetings.   Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board, or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of the Secretary’s absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by facsimile, by telephone, by electronic mail, by personal service, or by any combination thereof as to different directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least seventy-two (72) hours before the time of the meeting. If the notice is sent by facsimile, by telephone, electronic mail, or by personal service, it must be communicated or delivered at least twenty-four (24) hours before the time of the meeting. For purposes of this Section, “electronic mail” means any form of “email” type communication through the Internet, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process. To be effective, telephone and facsimile communications must be directed to a number at which the director has consented to receive notice and electronic mail must be directed to an electronic mail address at which the director has consented to receive notice.

        SECTION 3.8   Quorum.   At all meetings of the Board, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary to constitute the act of the Board. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though a quorum is not present, as required in this Article III, Section 3.8, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

        SECTION 3.9   Fees and Compensation.   Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        SECTION 3.10   Meetings by Telephonic Communication.   Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Article III, Section 3.10 shall constitute presence in person at such meeting.

        SECTION 3.11   Committees.   The Board may designate committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Notwithstanding the foregoing, no committee of the Board shall have the power or authority in reference to: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep minutes of its meetings and report to the Board when required.

        SECTION 3.12   Action Without Meetings.   Unless otherwise restricted by applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

        SECTION 3.13   Filling of Vacancies.   Any vacancy on the Board, including any newly created directorship resulting from an increase in the number of directors, vacancies resulting from the resignation or death of a director, or vacancies resulting from the failure to elect any nominee for election as a director at a meeting of the stockholders, may be filled or nominated by the stockholders of this Corporation, by a majority of the whole Board or by a duly constituted committee of the Board so authorized. The member or members of any committee of the Board authorized to fill vacancies on the Board, or to nominate persons for election as directors at a meeting of the stockholders, as set forth in the immediately preceding sentence that are present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member of such committee.

ARTICLE IV
OFFICERS

        SECTION 4.1   Appointment and Salaries.   The senior officers of the Corporation shall be appointed by the Board and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Treasurer and a Chief Financial Officer. The Board or the Chief Executive Officer may appoint one or more Vice Presidents, a Secretary and such other officers (including assistant secretaries and financial officers) as the Board or the Chief Executive Officer may deem necessary or desirable. The senior officers, and any other officers appointed by the Board, shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Each other officer appointed by the Chief Executive Officer shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Chief Executive Officer or the Board. The Board shall fix the salaries of all officers appointed by it. Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any senior office of the Corporation may be filled only by the Board.

        SECTION 4.2   Removal and Resignation.   Any officer may be removed, either with or without cause, by the Board or, in the case of an officer other than a senior officer, by the Board or the Chief Executive Officer. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

        SECTION 4.3   Chairman of the Board.   The Chairman of the Board shall, unless otherwise determined by the Board, preside at all meetings of the stockholders and the Board; and shall have such other powers and duties as may from time to time be assigned by the Board.

        SECTION 4.4   Chief Executive Officer.   The Chief Executive Officer shall be the highest ranking executive officer of the Corporation, with the authority to supervise and direct the other officers and employees of the Corporation, and with authority from time to time to delegate to other officers such executive and other powers and duties as he or she shall deem appropriate, subject in all respects to the authority of the Board.

        SECTION 4.5   President.   If the Chairman of the Board is not the Chief Executive Officer, or if the position of Chief Executive Officer is vacant, the President shall have all of the authority of the Chief Executive Officer of the Corporation. The President shall have such other powers and duties as the Board or Chief Executive Officer may from time to time prescribe.

        SECTION 4.6   Chief Operating Officer.   Subject to the powers of the Chief Executive Officer, the Chief Operating Officer shall be the principal officer in charge of the operations of the Corporation other than those areas of responsibility as the Board or Chief Executive Officer may from time to time assign to the President.

        SECTION 4.7   Vice President.   In the absence of the President, or in the event of the President’s inability or refusal to act, the Vice President, if any (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or, in the absence of any designation, then in the order of their appointment), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President. The Vice Presidents shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may from time to time prescribe.

        SECTION 4.8   Secretary and Assistant Secretary.   The Secretary shall attend all meetings of the Board (unless the Board shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may from time to time prescribe.

        SECTION 4.9   Chief Financial Officer.   Subject to the powers of the Chief Executive Officer, the Chief Financial Officer shall be the principal officer in charge of the financial affairs of the Corporation and shall perform such other duties and have such other powers as the Board or the Chief Executive Officer from time to time prescribe. The Chief Financial Officer shall perform the duties of the Treasurer at any time that the office of Treasurer is vacant.

        SECTION 4.10   Treasurer.   Subject to the powers of the Chief Financial Officer, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Subject to the powers of the Chief Financial Officer, the Treasurer may disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may from time to time prescribe.

        SECTION 4.11   Bonds.   If required by the Board and at the expense of the Corporation, the Chief Financial Officer, the Treasurer, and the Assistant Treasurer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person’s office and for the restoration to the Corporation, in case of such person’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person’s possession or under such person’s control belonging to the Corporation.

        SECTION 4.12   Assistant Officers.   An assistant officer shall, in the absence of the officer to whom such person is an assistant or in the event of such officer’s inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board or the officer appointing any such assistant officer may from time to time prescribe.

ARTICLE V
SEAL

        It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

ARTICLE VI
FORM OF STOCK CERTIFICATE

        Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board or Vice-Chairman of the Board, if any, or by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Chief Financial Officer, or the Secretary or an Assistant Secretary certifying the number of shares owned of the Corporation. Any or all of the signatures on the certificate may be a facsimile signature. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of the issuance. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

ARTICLE VII
REPRESENTATION OF SHARES OF OTHER CORPORATIONS

        Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows: (i) as the Board of the Corporation may determine from time to time, or (ii) in the absence of such determination, by the Chief Executive Officer or such other officer as may be designated from time to time by the Chief Executive Officer. The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE VIII
TRANSFERS OF STOCK

        Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE IX
LOST, STOLEN OR DESTROYED CERTIFICATES

        The Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

ARTICLE X
RECORD DATE

        The Board may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as a record date for the determination of stockholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE XI
REGISTERED STOCKHOLDERS

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

ARTICLE XII
FISCAL YEAR

        The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE XIII
AMENDMENTS

        Subject to any contrary or limiting provisions contained in the Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted (i) by the affirmative vote of the holders of at least a majority of the Common Stock of the Corporation, or (ii) by the affirmative vote of the majority of the whole Board at any regular or special meeting. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

ARTICLE XIV
DIVIDENDS

        SECTION 14.1   Declaration.   Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

        SECTION 14.2   Set Aside Funds.   Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XV
INDEMNIFICATION AND INSURANCE

        SECTION 15.1   Right to Indemnification.   Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XV, Section 15.1 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        SECTION 15.2   Right of Claimant to Bring Suit.   If a claim under Article XV, Section 15.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation ) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

        SECTION 15.3   Non-Exclusivity of Rights.   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        SECTION 15.4   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

        SECTION 15.5   Expenses as a Witness.   To the extent that any director, officer, employee or agent of the Corporation, is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

        SECTION 15.6   Indemnity Agreements.   The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to any extent permitted by Delaware law.